ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made as of this 17th day of July, 2001, by and among Wire One Technologies, Inc., a Delaware corporation ("Buyer"), Advanced Acoustical Concepts, Inc., a Washington
corporation ("Seller"), and Lawrence F. Miller, William Othick and Wayne Lippy (each, a "Shareholder", and collectively, the "Shareholders") (Seller and the Shareholders are sometimes referred to individually as a "Seller Party", and collectively as "Seller Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets, properties and rights owned by or used in the business and operations conducted by Seller (collectively, the "Business"), upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, as consideration for such asset sale and purchase, (i) Buyer desires to issue, and the Shareholders desire to receive, shares of Buyer's common stock, $0.0001 par value ("Common Stock"), and (ii) Buyer shall assume certain liabilities of Seller, upon the terms and subject to the conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration of the foregoing premises and the mutual
promises,   agreements,   representations,   warranties,  and  covenants  herein
contained, the parties hereby agree as follows:

                                   1. Closing

     1.1 Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall be held on the date hereof (the "Closing Date") at the offices of counsel to Buyer, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or such other location as may be mutually agreed upon by the parties.

     1.2 Sale of Assets. At the Closing, Seller shall sell to Buyer, free and clear of all liens, mortgages, security interests, encumbrances, pledges, charges, restrictions on transfer, or adverse claims (collectively, "Liens"), and Buyer shall buy from Seller, all of Seller's right, title and interest in the assets used in, or necessary for the operation of, the Business (the "Assets") that are not Excluded Assets (as hereinafter defined), including, without limitation, the following:

     (a) all cash, cash equivalents, bank accounts and deposits;

     (b) all accounts receivable, including accounts receivable from employees (except for the account receivable, in the amount of $53,893, from Lawrence F. Miller), and all notes and other negotiable instruments and rights to receive payment generated in the conduct of the Business;

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     (c) all of Seller's finished goods, work-in-process,  parts and maintenance and other inventories generated in the conduct of the Business;

     (d) all prepaid expenses arising from the conduct of the Business (except any prepaid insurance premiums to the extent allocable to periods following the Closing Date);

     (e) all automobiles and leasehold interests in automobiles created by all leases of automobiles under which Seller is a lessee or lessor;

     (f) all office furniture, warehouse equipment, office and computer equipment technical equipment, media room equipment, demonstration equipment, hardware, fixtures, office supplies and other tangible property and any related documentation and user materials, and Seller's rights under all related warranties;

     (g) all rent deposits, utility deposits and, to the extent transferable by Seller, State of Ohio worker's compensation deposits;

     (h) all real property and all leasehold interests created by all leases of real property under which Seller is a lessee or lessor;

     (i) all technology and intellectual property owned by or licensed to Seller, whether now in existence or in development stage, including, without limitation, all United States, international or foreign:

          (i) patents, patent applications and statutory invention registrations, including reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all inventions, and rights provided by international treaties or conventions with respect to the foregoing, and all improvements thereto;

          (ii) trademarks, service marks, trade dress, logos, proprietary icons, trade names, corporate names, internet domain names and other source identifiers (whether or not registered) including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals and all goodwill associated therewith;

          (iii) copyrightable works, copyrights (whether or not registered), and registrations and applications for registration therefor, and all rights provided by international treaties or conventions with respect to the foregoing;

          (iv) confidential and proprietary information, including trade secrets, technology, technical data, know-how, formulae, databases, research, product plans, markets, developments, inventions, discoveries, processes, formulas, algorithms, designs, drawings, business strategies and customer and supplier lists;

          (v) software (including all prior versions thereof), in object and source formats, relating to or used in connection with the Business, including: (A) all inventories of computer program code (in all media) for said software; (B) any related documentation

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

     and user materials;  (C) Seller's rights under all related warranties;  and
     (D) Seller's entire right, title and interest to the third party software licensed by Seller relating to or used in connection with the Business, including any related documentation and user materials, and Seller's rights under all related warranties; and

          (vi) all other proprietary rights, in each case, whether owned or leased;

     (j) all goodwill of the Business as a going concern;

     (k) Seller's entire right, title and interest in, to and under all contracts, agreements, licenses, permits, arrangements, permissions and other commitments and arrangements, oral or written, with any person or entity (including legal authorities) with respect to the Business;

     (l) all rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets;

     (m) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind arising out of the Assets or the Business;

     (n) all existing business and marketing records of the Business, including accounting and operating records, asset ledgers, inventory records, budgets, databases, event calendars, information and data respecting leased or owned equipment, files, books, correspondence and mailing lists, creative, promotional and advertising materials and brochures, and other business records;

     (o) all media, including, without limitation disks, tapes and compact discs, and other tangible property necessary for the transfer of the Assets from Seller to Buyer pursuant to the terms and conditions of this Agreement; and

     (p) all sales orders of Seller.

     Without limitation of the foregoing, or the definition of "Assets" contained herein, Schedule 1.2 hereto sets forth a description of specific Assets that are being transferred pursuant to this Agreement.

     1.3 Bill of Sale; Assumption Agreement; Power of Attorney. The sale and delivery of the Assets shall be effected by a Bill of Sale and Assignment in substantially the form of Exhibit A (the "Bill of Sale"), an Assumption Agreement in substantially the form of Exhibit B (the "Assumption Agreement"), a Power of Attorney in favor of Buyer in substantially the form of Exhibit C (the "Power of Attorney") and such deeds, endorsements, assignments and other instruments of transfer and conveyance, agreements, and documents reasonably satisfactory in form and substance to Buyer and its counsel as may be requested by Buyer.

     1.4 No Other Liabilities or Obligations Assumed. Schedule 1.4 sets forth the liabilities of Seller to be assumed by Buyer as of the Closing (the "Assumed Liabilities"), which Assumed Liabilities Buyer hereby assumes. Except as specifically set forth in Schedule 1.4, Buyer expressly does not, and shall not, assume or be deemed to have assumed under this

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

Agreement or by reason of any transaction contemplated hereunder or otherwise, any debts, liabilities (contingent or otherwise) or obligations of Seller of any nature whatsoever, whether the same are direct or indirect, fixed or contingent, or known or unknown, whether arising under an agreement or contract or otherwise. Notwithstanding any other provision of this Agreement, the Assumed Liabilities shall not include (a) any debts, liabilities (contingent or otherwise) or obligations of Seller with respect to those Assumed Liabilities referred to in this Section arising out of any contract, agreement, commitment or lease (i) required to be listed but not listed on Schedule 1.4 hereto regardless of any knowledge thereof on the part of Buyer or (ii) the benefits of which are not validly assigned to Buyer, or (b) any liabilities or obligations of Seller (whether direct or indirect, contingent or otherwise) arising (i) under or in connection with any Employee Benefit Plan (as hereinafter defined) or (ii) under Title IV or Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4980B of the Code. Seller shall, and hereby covenants to Buyer that it will as of the Closing Date or when due, satisfy all of its liabilities or obligations that are not Assumed Liabilities.

     1.5 Purchase Price; Payment.


     (a) Purchase Price. The consideration to be paid by Buyer for the Assets shall consist of:


          (i) One Hundred Forty Five Thousand Four Hundred Twenty Nine (145,429) shares of Common Stock to be issued at Closing (the "Shares"), such number of shares being equal to the integral number of shares of Common Stock (rounded up to the nearest share) that may be purchased for Seven Hundred Ninety Three Thousand Seven Hundred Fifty Dollars ($793,750) (such sum, the "Purchase Price") at a price per share of $5.458 (such per share price being equal to the average of the closing sales prices of Buyer's Common Stock on the Nasdaq National Market on the five (5) trading days immediately preceding the Closing Date; and

          (ii) Buyer's assumption of the Assumed Liabilities.

     (b) Delivery of the Shares. At the Closing, Buyer shall:


          (i) deliver to the Shareholders, as distributees by way of bonus, dividend or other distribution by Seller, certificates representing One Hundred Nine Thousand Seventy Two (109,072) of the Shares, which Shares shall be distributed among the Shareholders in accordance with a written notice (the "Distribution Notice") from Seller setting forth the apportionment of the Shares among the Shareholders; and

          (ii) deliver to Fulbright & Jaworski L.L.P., as escrow agent (the "Escrow Agent"), Thirty Six Thousand Three Hundred Fifty Seven (36,357) of the Shares (the "Escrowed Shares"), to be held in escrow pursuant to the terms of an Escrow Agreement ("Escrow Agreement") substantially in the form of Exhibit D as security for the Seller Parties' indemnification obligations under this Agreement.

     (c) Registration of the Shares.

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          (i) Buyer shall:

               (A) as soon as practicable after the Closing, taking into account Buyer's other registration undertakings, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") relating to the resale of the Shares by the Shareholders;

               (B) use its reasonable efforts, subject to receipt of necessary information from the Shareholders, to cause the SEC to declare the Registration Statement effective as promptly as practicable after the Registration Statement is filed by Buyer;

               (C) promptly prepare and file with the SEC (and provide notice to the Shareholders of any such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (I) the date all of the Shares covered by the Registration Statement have been sold by the Shareholders, or
          (II) the date that is the second anniversary of the effective date of the Registration Statement;

               (D) furnish to each Shareholder such number of copies of prospectuses as such Shareholder may reasonably request in order to facilitate the public sale or other disposition by such Shareholder pursuant to the Registration Statement of all or any of the Shares owned by such Shareholder;

               (E) notify each holder of Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933, as amended (the "Securities Act"), of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Buyer will use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that Buyer, in good faith, may delay the filing of any such amendment or supplement for a reasonable period of time in order to permit Buyer (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or
          (B) to negotiate, effect or complete any transaction which Buyer reasonably believes might be jeopardized, delayed or made more costly to Buyer by disclosure in the Registration Statement; and

               (F) bear all expenses in connection with the procedures in paragraphs (A) through (E) of this Section 1.5(c)(i) and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel

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

          and other advisers to the Shareholders or underwriting discounts, brokerage fees and commissions incurred by the Shareholders, if any.

          (ii) (A) Notwithstanding the generality of the foregoing clauses, each Shareholder agrees that upon notice from Buyer at any time or from time to time during the time the prospectus relating to the Shares covered by the Registration Statement and proposed to be sold by such Shareholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in Buyer's opinion, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Shareholder will forthwith discontinue such Shareholder's disposition of such Shares pursuant to the Registration Statement until the time of such Shareholder's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Shares, such prospectus shall not include, in Buyer's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (B) Each Shareholder shall furnish Buyer such information regarding such Shareholder and the distribution of the Shares covered by the Registration Statement as Buyer may from time to time reasonably request in writing.

               (C) Each Shareholder agrees to give at least two (2) Business Days' prior written notice to Buyer of any proposed sale of the Shares covered by the Registration Statement pursuant to the Registration Statement and not to make such sale (I) unless such two (2) Business Days elapse without response from Buyer, or (II) in the event Buyer sends such Shareholder written notice stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in accordance with the second sentence of Section 1.5(c)(i)(E), until Buyer notifies the Shareholders that the Registration Statement has been amended or the prospectus supplemented as required; provided, however, that Buyer agrees to file such amendment or supplement promptly upon the resolution of the disclosure issue necessitating such delay, or, in any event, not more than 30 days after receipt of Buyer's written notice.

          (iii) Buyer will use its commercially reasonable efforts to cause the Shares covered by and to be sold pursuant to the Registration Statement to be listed on any securities exchanges or markets on which shares of Common Stock are then listed.

          (iv) (A) In the event of a registration of any of the Shares under the Securities Act pursuant to this Section 1.5(c), Buyer will, to the extent permitted by applicable law, indemnify and hold harmless each Shareholder against all losses, claims, damages or liabilities, joint or several, to which such Shareholder may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Buyer), insofar as such losses, claims, damages or liabilities

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

     (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule 430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the SEC pursuant to SEC Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder for any legal or other expenses reasonably incurred by such Shareholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Shareholder specifically for use in such Registration Statement. For purposes of this Section 1.5(c)(iv), the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 1.5(c)(i).

          (B) Each Shareholder, severally and not jointly, will, to the extent permitted by applicable law, indemnify and hold harmless Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of Buyer who signs the Registration Statement and each director of Buyer, against all losses, claims, damages or liabilities, joint or several, to which Buyer or such officer or director may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Shareholders), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Shareholder furnished in writing to Buyer by such Shareholder specifically for use in the Registration Statement; and provided further, however, that the liability of each Shareholder hereunder shall not in

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any event exceed the proceeds  received  from the sale of his Shares  covered by such Registration Statement.

          (C) Promptly after receipt by an indemnified party under this Section 1.5(c)(iv) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.5(c)(iv), promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.5(c)(iv) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.5(c)(iv) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (A), representing all of the indemnified parties who are parties to such action) or (2) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (D) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 1.5(c)(iv) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5(c) provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such

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

     indemnified party in circumstances for which indemnification is provided under this Section 1.5(c), or (3) the indemnification provided for by this
     Section 1.5(c) is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Buyer and the Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Shareholder will be required to contribute any amount in excess of the proceeds received from the sale of its Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (v) The  obligations  of the Buyer  and the  Shareholders  under  this
Section 1.5(c)(iv) shall survive completion of any offering of Shares pursuant to a Registration Statement and the termination of Buyer's obligations under
Section 1.5(c)(i). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Allocation. Within 30 days following the Closing Date, Buyer, subject to the approval of Seller, shall prepare and finalize a schedule setting forth an allocation of the consideration described in Section 1.5(a) among the Assets (the "Allocation Schedule"). Each party agrees to report the transactions contemplated hereby for federal income tax and all other tax purposes (including, without limitation, for purposes of Section 1060 of the Code) in a manner consistent with the Allocation Schedule, and in accordance with all applicable rules and regulations, and to take no position inconsistent with the allocation set forth therein in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this Section.

     1.6 Excluded Assets. Anything to the contrary notwithstanding, the Assets shall not include any of the following rights, properties or assets (the "Excluded Assets"):


     (a) This Agreement, and any of the other documents to be executed in connection herewith (collectively, the "Other Transaction Documents"), or any right, title or interest of Seller or any of the Shareholders hereunder or thereunder;

     (b) The Shares;

     (c) Any rights of Seller or any of the Shareholders to tax refunds or any accrued prepaid taxes;

     (d) Any and all rights of Seller with respect to the account receivable, in the amount of $53,893, from Lawrence F. Miller;

     (e) Any and all rights of Seller with respect to any claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind with respect to SourceOne Financial LLC;

     (f) Any records relating to the internal governance of Seller; or

     (g) Any insurance policies of Seller or any right, title or interest of Seller or any of the Shareholders thereunder, including any prepaid insurance premiums to the extent allocable to periods following the Closing Date.

     2. Representations and Warranties of Seller and the Shareholders


     Seller and the Shareholders hereby, jointly and severally, represent and warrant to Buyer as follows:

     2.1 Organization and Standing. Seller (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington, (b) has full right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents, to own and lease the Assets and to carry on and operate the Business as now being conducted and proposed to be conducted by it under existing agreements, (c) is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Assets or nature of the Business requires such qualification, and (d) does not own any of the Assets, and does not conduct any of the Business, through any other corporation, limited liability company, partnership or other entity.

     2.2 Authorization and Binding Obligations. The execution, delivery and performance by Seller of this Agreement and the Other Transaction Documents to which Seller is a party have been duly and validly authorized by all necessary corporate action, including approval of the entire transaction by the requisite vote of Seller's shareholders. This Agreement and the Other Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute valid and binding agreements of Seller, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. The Shareholders are the sole owners of the issued and outstanding capital stock of Seller.

     2.3 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which Seller is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not (a) violate any provision of the certificate of incorporation or bylaws of Seller, (b) conflict with, result in the breach of, or constitute a default under, or result in the creation of any Lien upon any of the Assets, or require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental or administrative body, under the provisions of any agreement or other instrument to which Seller is a party or by which any of the Assets are bound or affected or (c) violate any laws, regulations, orders or judgments applicable to Seller.

     2.4 Compliance with Laws. Seller has complied with, and is now in compliance with, all laws, rules, regulations, orders, judgments and decrees of any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority (each, an "Authority") applicable to the Business. Seller possesses each franchise, license, permit, authorization, certification, consent, variance, permission, order or approval of or from any Authority, and has filed all filings, notices or recordings with any such Authority (collectively, "Licenses") material to, or necessary for the conduct of, the Business and is now and, has at all times in the past, been in compliance with each of such Licenses. Each such License is identified on Schedule 2.4. No proceeding or other action is pending or, to the best knowledge of Seller and the Shareholders threatened, to revoke, amend, or limit any License, and Seller and the Shareholders have no basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated by this Agreement or by the Other Transaction Documents, or that any such License would not be renewed in the ordinary course.

     2.5 Environmental and Safety Laws. Seller is not in violation of any applicable law relating to the environment or occupational health and safety, and, to the knowledge of Seller and the Shareholders, no material expenditures are or will be required by Seller in order to comply with any such existing law.

     2.6 Tax Matters. Seller has, within the times and in the manner prescribed by law, filed all required tax returns, including sales and use tax returns, has paid or provided for all taxes, including sales and use taxes owed by Seller, with respect to the Business (whether or not shown on any tax return to be due and owing by it), has paid or provided for all deficiencies or other assessments of taxes, interest or penalties owed by it, and all such tax returns were correct and complete in all material respects when filed. No taxing Authority has asserted, or will successfully assert, any claim for the assessment of any additional taxes of any nature with respect to any periods covered by any such tax returns, and all taxes or other charges required to be withheld or collected by Seller with respect to the Business have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by law.

     2.7 Employee Benefit Plans; ERISA; Employees.

     (a) As used in this Agreement, the term "ERISA Affiliate" means any person or entity (whether or not incorporated) which, by reason of its relationship with Seller or a subsidiary is required to be aggregated with Seller or a subsidiary under Sections 414(b), 414(c), 414(m) or 414(o) of the Code, or which, together with Seller or a subsidiary is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

     (b)  Schedule  2.7(b)  lists  each  "employee  benefit  plan" as defined in
Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, severance, consulting, confidentiality, deferred, incentive, fringe benefit, change in control, retention, stock option or other equity based or other compensatory or benefit plan, policy, agreement or arrangement that (i) is maintained, administered, contributed to or required to be contributed to by Seller, or its ERISA Affiliates or to which Seller or any ERISA Affiliate is a party, and (ii) covers any current or former employee or other personnel of Seller or any of its ERISA Affiliates who provides or has provided services to or in connection with the Business (the "Business Employees"). Each such plan, policy, agreement or arrangement is herein referred to as an "Employee Benefit Plan." Copies of the Employee Benefit Plans, including, but not limited to, any trust instruments, insurance contracts and all amendments thereto have been furnished to Buyer. Neither Seller nor any of its ERISA Affiliates is or ever was obligated to contribute to or a participating employer under a multiemployer plan within the meaning of Section 3(37) of ERISA or an employee pension plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

     (c) With respect to any funded employee  pension plan within the meaning of
Section 3(2) of ERISA, there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a Lien upon any of the Assets, and no event has occurred and no circumstance exists under which Seller has incurred or may incur, a liability (directly or indirectly), under Title IV of ERISA or
Section 4980B of the Code which could become a liability of Buyer or which could result in the imposition of a Lien upon any of the Assets.

     (d) Schedule 2.7(d) contains a true and complete list of all employees, independent contractors, officers or directors of Seller who are employed or performing services in the Business on the date hereof (collectively, the "Closing Date Employees"), the title and rate of compensation of each Closing Date Employee, and the amount of any accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel as of the date of this Agreement. Except as set forth on Schedule 2.7(d), Seller has paid, on or prior to the Closing Date, or will pay, promptly following the Closing Date, all accrued salary and bonuses, and accrued amounts for vacation, sick leave, maternity leave and other leave due and payable on or prior to the Closing Date. Seller has, on or prior to the Closing Date, notified each Closing Date Employee that his or her employment by Seller shall be terminated as of the Closing. Except as set forth in Schedule 2.7(d), Seller is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee or independent contractor for which it is obligated on the date hereof, and has made all such necessary payments or adjustments arising through the Closing Date. Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustment for any Closing Date Employee.
Schedule 2.7(d) lists the name, title and rate of compensation of each employee of Seller whose employment was terminated within 90 days prior to the date of this Agreement. Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. No employee or independent contractor has filed or, to the best knowledge of Seller and the Shareholders, threatened any claims, and there is no reasonable basis for a claim against Seller relating to employment or similar matters (including, without limitation, compensation and benefits) with Seller. There are not in existence or, to the best knowledge of Seller and the Shareholders, threatened any work stoppages respecting employees or independent contractors of Seller or unfair labor practice complaints against Seller. Seller is not a party to any collective bargaining agreement, no representation question exists respecting the Closing Date Employees and no collective bargaining agreement is currently being negotiated by Seller covering its employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. Seller has not received notice from any union or any employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of Seller, nor does any basis for any such audit exist. Seller does not have any severance agreement, policy, practice or other arrangement with respect to severance with any Closing Date Employee other than the Employee Benefit Plans.

     2.8 Litigation. Except for Kurt T. Johnson v. Advanced Acoustical Concepts, Inc., et. al., Case No. 2001 CV 0833, filed in the Montgomery County Common Pleas Court, there is no pending or, to the best knowledge of Seller and the Shareholders, threatened, adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Business or the Assets.

     2.9 Agreements.

     (a) Schedule 2.9(a) sets forth a true and complete list of all agreements that involve payments to or by Seller in excess of $5,000 individually or $15,000 in the aggregate, including, without limitation, all sales orders taken by Seller, commitments, including guarantees of any indebtedness, or instruments binding Seller as of the Closing Date with respect to the Business or the Assets, and all powers of attorney. True and complete copies of each such agreement, commitment or instrument have been delivered to Buyer.

     (b) To the best knowledge of Seller and the Shareholders, each such agreement is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity, has not been cancelled in whole or in part and is in full force and effect.

     (c) Seller has fulfilled all material obligations required to have been performed by it prior to the date hereof with respect to each such agreement, and neither Seller nor any Shareholder has any reason to believe that the other contracting party will not be able to fulfill all of its or his obligations when due in respect thereof.

     (d) To the best knowledge of Seller and the Shareholders, no other contracting party to any such agreement is now in breach thereof, and there are not now, nor have there been in the twelve (12) month period prior to the date hereof, any material disputes between Seller and any other contracting party.

     (e) Each such agreement shall be validly assigned to Buyer at Closing.

     (f) Seller is not a party to, or bound by, any agreement or commitment that restricts the conduct of the Business anywhere in the world.

     (g) Schedule 2.9(g) sets forth a true and complete list of each proposed agreement, commitment, arrangement, or other understanding under current discussion between Seller and any third party that would, or reasonably could be expected to, be required to be disclosed pursuant to any provision of this Agreement, if same had been executed prior to and remained in effect as of the date hereof. True and complete copies of the most recent draft of each such agreement and all other documents evidencing the current state of such discussions have been delivered to Buyer.

     2.10 Suppliers and Customers.

     (a) Schedule 2.10(a) lists all of the suppliers and customers with whom Seller has done business within six (6) months prior to the Closing Date, and lists each outstanding purchase order (or correspondence with respect to a proposed purchase order) by Seller with respect to the Business, identifying in each case the vendor, supplier, contractor or inventor and the items being purchased and stating the quantity and price thereof.

     (b) Except for  delinquencies  in payment of the  suppliers  identified  on
Schedule  2.10(b),  the  relationships  of  Seller  with the  persons  listed in
Schedule 2.10(a) are good commercial working relationships, and no such person has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with Seller, or decreased or limited materially, or threatened to decrease or limit materially, its business done with Seller, and neither Seller nor any Shareholder has any reason to believe that any such person would not continue its business relationship with Buyer following the Closing on substantially the same terms as such person has heretofore done business with Seller.

     2.11 Tangible Property. Except as set forth on Schedule 2.11, Seller has good and marketable title to each item of tangible personal property that is an Asset, free and clear of all liens and other encumbrances, and, with immaterial exceptions, each such item of tangible personal property is in good operating condition and repair, ordinary wear and tear excepted, and useable in the ordinary course of business. Schedule 2.11 contains a complete and accurate list setting forth a description of each item of tangible property that is an Asset, and describes the nature of Seller's interest in any property listed thereon that is not owned entirely by Seller free and clear of any Lien.

     2.12 Intellectual Property.

     (a) Seller owns, Buyer shall receive at Closing, and Seller's intellectual property includes, all assets described in Section 1.2(i) used in or necessary for the operation of the Business. Seller has no registered trademarks and service marks, reserved trade names, registered copyrights, issued patents, or applications for any of the foregoing, used in or necessary for the operation of the Business.

     (b) Schedule 2.12(b) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on any of the Assets, or any software programs included in the Assets. In no instance has the eligibility of such software programs for protection under applicable copyright law been forfeited to the public domain.

     (c) Seller has promulgated and used best efforts to protect the trade secrets of the Business. There has been no material unauthorized disclosure of any trade secrets of the Business by any person or entity. The source code and system documentation relating to any software programs included in the Assets have at all times been maintained in confidence and have been disclosed by Seller only on a confidential basis and only to employees, consultants, vendors, suppliers and customers having "a need to know" the contents thereof.

     (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of Seller's proprietary software programs, technical documentation, or intellectual property with respect to the Business, either (i) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that by its terms accords to Seller ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that by their terms convey to Seller ownership of all tangible and intangible property thereby arising.

     (e) No intellectual property right or other claims have been asserted by any person or entity to the use of any Asset, and Seller and the Shareholders are not aware of any valid basis for any such claim. To the best knowledge of Seller and the Shareholders, the use of any Asset by Seller does not infringe on the intellectual property rights or other rights of any person or entity.

     (f) As of the Closing Date, all intellectual property purchased by Buyer pursuant to this Agreement is and shall be useable in the same form as on the Closing Date, under the same circumstances as on the Closing Date, and in the ordinary course of the Business as such business actually has been operated prior to the Closing Date.

     (g) Seller (i) has good and marketable title to each intangible Asset, including, but not limited to, each item of intellectual property used in and material to, or necessary for the operation of, the Business, free and clear of any Lien, and (ii) is the sole and rightful owner of all right, title and interest in and to each intangible Asset, and has the unrestricted right to market, license and otherwise exploit each intangible Asset.

     2.13 Third Party Components, Rights, etc.

     (a) Seller has validly and effectively obtained the right and license to use the third-party programs included in the Assets and, with respect to such third-party programs, such other rights and licenses as provided for under the agreements relating thereto, and Seller has the right to assign and transfer to Buyer the foregoing rights and licenses.

     (b) Except as set forth on Schedule 2.11, Seller has not granted, transferred, or assigned any right, title or interest in or to any Asset to any person or entity. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of any material Asset by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

     2.14 Insurance. Seller currently maintains the insurance policies set forth on Schedule 2.14, which policies are in full force and effect and are sufficient in amount (subject to reasonable deductibles) to allow Seller to replace any of its properties that might be damaged or destroyed.

     2.15 Seller's Financial Condition; Certain Transactions.

     (a) Except as set forth on Schedule 2.15(a), as of the date hereof, Seller has no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, accrued, absolute, contingent, or otherwise.

     (b) Since March 31, 2001 (the "Balance Sheet Date"), Seller has not:

          (i) suffered any change, event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Business or Seller's and the Shareholders' ability to consummate the transactions contemplated herein;

          (ii) entered into any transaction, contract or commitment individually involving payments in excess of $10,000 (other than this Agreement or as disclosed in Schedule 2.9(a) or Schedule 2.10(a)) relating to the Business in any manner;

          (iii) except in the ordinary course of business consistent with past custom and practice, including as to quantity and frequency, incurred or paid any liability or obligation, incurred any indebtedness for borrowed money or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, corporation or other entity;

          (iv) entered into or amended any employment, consulting or other agreement with, increased any compensation payable to, awarded any bonus to, made any loan to, paid any expense or contribution on behalf of, given any gift to, or otherwise conferred any benefit (directly or indirectly) upon, any of its officers, employees, shareholders or consultants, except in the ordinary course of business consistent with past custom and practice including as to quantity and frequency;

          (v) made any capital expenditures in excess of $10,000 other than those made the ordinary course of business, consistent with past custom and practice;

          (vi) sold, transferred, leased, assigned or otherwise disposed of any asset or properties of the Business, except in the ordinary course of business, consistent with past custom and practice;

          (vii) made any tax election or settled or compromised any federal, state, local or other tax liability either not in accordance with past practice, or which has had or could reasonably be expected to have a material adverse effect upon the Business;

          (viii) taken any action that was intended or may reasonably be expected to result in any of the representations and warranties set forth in this Agreement being or becoming untrue;

          (ix) made a material change in the methods of accounting in effect at December 31, 2000, except as required by generally accepted accounting principles ("GAAP");

          (x) except in the ordinary course of business consistent with past practice and custom, created, renewed, amended or terminated or given notice of a proposed renewal, amendment of termination of, any material contract, agreement or lease for goods or services to which Seller is a party or by which Seller or any of the Assets are bound; or

          (xi) agreed to do any of the foregoing.

     2.16 Seller Financial Statements. Seller has delivered to Buyer (i) Seller's unaudited balance sheets as of December 31, 2000 and 1999, and related statements of income, cash flow and shareholders' equity for the fiscal years then ended (the "Year-End Financials") and (ii) Seller's balance sheet as of the Balance Sheet Date and as of July 15, 2001 (each, a "Balance Sheet") and related unaudited statements of income, cash flow and shareholders' equity for the periods ended on the respective dates of the Balance Sheets (collectively, the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in material compliance with GAAP. The Year-End Financials and Interim Financials present fairly in all material respects the financial condition, operating results and cash flows of Seller as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. A true, correct and complete copy of Seller's balance sheet as of July 15, 2001 is attached hereto as Exhibit E.

     2.17 No Undisclosed Liabilities. Except as set forth on the Schedules to this Agreement, Seller has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) (each a "Section 2.17 Liability") that has neither (i) been reflected in or reserved against in the Balance Sheets, nor (ii) arisen since the respective dates of each Balance Sheet, in the ordinary course of business consistent with Seller's practices prior to that date, in an amount that, when aggregated with all other Section
2.17 Liabilities, exceeds Ten Thousand Dollars ($10,000).

     2.18 Loans, Notes, Cash Accounts Receivable and Accounts Payable. Seller has provided Buyer with an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Seller as of the Balance Sheet Date and as of July 15, 2001. All receivables (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are current and are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with

GAAP and as reflected in such balance sheet or with respect to receivables arising subsequent to the Balance Sheet Date, as reflected in the books and records of Seller, and (d) are owned by Seller free of all Liens. No discount or allowance from any account receivable of Seller as of the Closing Date has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past practice), and no such account receivable represents billings prior to actual shipment of goods or provision of services. Accounts payable of Seller reflected on the Balance Sheets arose and all accounts payable of Seller arising after the dates thereof have arisen, from bona fide transactions. For the purposes of this Agreement, any person or entity shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     2.19 Interested Party Transactions. Neither the Shareholders nor any manager of Seller (nor, to the actual knowledge of Seller and the Shareholders, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that Seller furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Seller, any goods or services, or (iii) a beneficial interest in any agreements of Seller; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.19.

     2.20 Assets. Except for the Excluded Assets, the Assets are all of the assets, properties, goodwill, and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located, used in and material to, or necessary for the operation of, the Business.

     2.21 Brokers or Finders. Seller has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Shareholders, respecting the subject matter hereof.

     2.22 No Misleading Statements. No information furnished by or on behalf of Seller to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by Seller to Buyer was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

     3. Representations and Warranties of the Shareholders

     Each of the Shareholders, severally and not jointly, represents, warrants and covenants to Buyer that:

     3.1 Binding Obligations. This Agreement and the Other Transaction Documents to which such Shareholder is a party have been duly executed and delivered by such Shareholder and constitute valid and binding agreements of such Shareholder, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Such Shareholder is a shareholder of Seller.

     3.2 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which such Shareholder is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by such Shareholder do not
(a) conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental or administrative body, under the provisions of any agreement or other instrument to which such Shareholder is a party or by which the property of such Shareholder is bound or affected or (b) violate any laws, regulations, orders or judgments applicable to such Shareholder.

     3.3 No Misleading Statements. No information furnished by or on behalf of such Shareholder to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by such Shareholder to Buyer was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

     3.4 Securities Act Matters.

     (a) He acknowledges that his representations and warranties contained herein are being relied upon by Buyer as a basis for the exemption of the issuance of the Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

     (b) He understands that (i) the Shares are not registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

     (c) He is acquiring the Shares for his own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

     (d) He has relied upon independent investigations made by him or his representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes that the Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return.

     (e) He has such knowledge and experience in financial and business affairs, including investing in companies similar to Buyer, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from Buyer, and of utilizing the information that it has received from Buyer to evaluate the merits and risks of its investment in the Shares and is able to bear the economic risk of his investment in the Shares, and understands that he must do so for an indefinite period of time.

     (f) He and his attorneys, accountants, investment and financial advisors, if any, have been provided access to such information about Buyer as he or his advisors, if any, have requested.

     (g) He is an "accredited investor" as defined in Regulation D under the Securities Act, or (i) has entered into an agreement (a "Purchaser Representative Agreement") with a "purchaser representative" (as defined in Regulation D) (the "Purchaser Representative") in substantially the form of Exhibit F and (ii) has received copies of the SEC Documents (as defined below) and of the disclosure statement entitled "Disclosure to Shareholders of Advanced Acoustical Concepts, Inc."

     (h) He  understands  that,  until the Shares  are  registered  pursuant  to
Section 1.5(c) or until a sale pursuant to the provisions of Rule 144 under the Securities Act, the Shares will bear the following legend (or a substantially similar legend):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

     3.5 Brokers or Finders. Such Shareholder has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Shareholders, respecting the subject matter hereof.

                   4. Representations and Warranties of Buyer

     Buyer represents and warrants to Seller and the Shareholders as follows:

     4.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents.

     4.2 Authorization and Binding Obligations. The execution, delivery and performance by Buyer of this Agreement and the Other Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary corporate action, including approval of the entire transaction by the requisite vote of the board of directors of Buyer. This Agreement and the Other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     4.3 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which Buyer is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Buyer do not (a) violate any provision of the certificate of incorporation or bylaws of Buyer, (b) conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental or administrative body, under the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected, or (c) violate any laws, regulations, orders or judgments applicable to Buyer.

     4.4 Issuance of the Shares. Upon issuance hereunder, the Shares shall be validly issued, fully paid and non-assessable and shall be free and clear of any Liens, except that the Escrowed Shares shall be subject to the provisions of the Escrow Agreement.

     4.5 SEC Filings. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) thereof. Buyer has delivered or made available to Seller and the Shareholders true and complete copies of the following documents (the "SEC Documents") filed with the SEC:

     (a)  Buyer's  Annual  Report on Form 10-K for the year ended  December  31,
2000;

     (b) Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) Buyer's proxy statement (and the supplement thereto) in connection with its Annual Meeting of Stockholders held on May 25, 2001; and

     (d) Buyer's registration statement on Form S-3, filed on June 19, 2001.

          Buyer has not provided Seller or any Shareholder any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Buyer but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning Buyer, and no event or circumstance has occurred which would require Buyer to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof but which has not been so disclosed.

     4.6 Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Buyer shall indemnify and hold Seller and the Shareholders harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Buyer respecting the subject matter hereof.

     4.7 No Misleading Statements. No information furnished by or on behalf of Buyer to Seller or the Shareholders contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by Buyer to Seller or the Shareholders was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                      5. Closing Conditions and Deliveries

     5.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, except such conditions as may be waived by Buyer:

     (a) Delivery of Distribution Notice. Seller shall have delivered to Buyer the Distribution Notice described in Section 1.5(b)(i).


     (b) Delivery of Other Transaction Documents. Seller and the Shareholders shall have delivered to Buyer the following Other Transaction Documents, duly executed by all Seller Parties party to each such Other Transaction Document:

          (i) the Bill of Sale;

          (ii) the Assumption Agreement;

          (iii) the Power of Attorney;

          (iv) an employment agreement between Lawrence F. Miller and Buyer (the "Miller Employment Agreement") in substantially the form of Exhibit G;


          (v) an employment agreement between William Othick and Buyer (the "Othick Employment Agreement") in substantially the form of Exhibit H;

          (vi) a consulting agreement between Wayne Lippy and Buyer (the "Lippy Consulting Agreement") in substantially the form of Exhibit I;

          (vii) the Escrow Agreement;

          (viii) if any Shareholder is not an "accredited investor" (as defined in Regulation D under the Securities Act), a Purchaser Representative Agreement with respect to such Shareholder, duly executed by the Purchaser Representative;

          (ix)  if  any   Shareholder  is  not  an  "accredited   investor",   a
     representation letter to Buyer from the Purchaser Representative for such Shareholder, in substantially the form of Exhibit J; and

          (x) such other instruments of sale, transfer, conveyance or assignment as Buyer and its counsel reasonably shall have requested prior to the Closing Date for the sale, transfer, conveyance and assignment of the Assets to Buyer.

     (c) Secretary's Certificate. Seller shall have delivered to Buyer a certification of the secretary of Seller, dated the Closing Date, (i) attaching resolutions of the board of directors of Seller and the consent of the shareholders of Seller in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and the Other Transaction Documents to which Seller is a party, certified as being in full force and effect as of the Closing Date; and (ii) setting forth the incumbency of the officers of Seller who have executed and delivered this Agreement and each of the Other Transaction Documents to which Seller is a party, including therein a signature specimen of each such officer.

     (d) Good Standing Certificates. Seller shall have delivered to Buyer certificates, dated as of the Closing Date or within three (3) Business Days prior to the Closing Date, executed by the proper official in each jurisdiction, as to the good standing of Seller in State of Washington and in each jurisdiction in which the character of the Assets or nature of the Business requires that Seller be qualified as a foreign corporation, including, without limitation, the State of Ohio, the State of Missouri, and the State of New York.

     (e) Consents. Seller shall have delivered to Buyer all written consents which are required under any contract or agreement being assigned to Buyer hereunder; provided, however, that as to any such contract or agreement the assignment of which by its terms requires prior consent of any of the parties thereto, if such consent is not obtained prior to or on the Closing Date, Seller shall take all actions reasonably necessary to obtain such consents.

     (f) Termination of Security Interests. Seller shall have delivered written documentation reasonably satisfactory to Buyer that SourceOne Financial, LLC's security interest in the Assets has been terminated.

     5.2 Conditions to Seller's and the Shareholders' Obligations. The obligations of Seller and the Shareholders under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, except such conditions as may be waived by Seller and the Shareholders:

     (a) Delivery of Shares. Buyer shall have delivered to the Shareholders, in accordance with the Distribution Notice, certificates representing the portion of the Shares set forth in Section 1.5(b)(i), and shall have delivered to the Escrow Agent the Escrowed Shares pursuant to Section 1.5(b)(ii).

     (b) Other Transaction Documents. Buyer shall have delivered to Seller and the Shareholders the following Other Transaction Documents, duly executed by
Buyer:

          (i) the Assumption Agreement;

          (ii) the Miller Employment Agreement;

          (iii) the Othick Employment Agreement;

          (iv) the Lippy Consulting Agreement; and

          (v) the Escrow Agreement.

     (c) Secretary's Certificate. Buyer shall have delivered to Seller a certification of the secretary of Buyer, dated the Closing Date, (i) attaching resolutions of the board of directors of Buyer in connection with the authorization and approval of the execution, delivery and performance by Buyer of this Agreement and the Other Transaction Documents to which Buyer is a party, certified as being in full force and effect as of the Closing Date; and (ii) setting forth the incumbency of the officers of Buyer who have executed and delivered this Agreement and each of the Other Transaction Documents to which Buyer is a party, including therein a signature specimen of each such officer.

                               6. Indemnification

     6.1 Indemnification by Seller and the Shareholders.

     (a) Joint and Several Obligations. Seller and each of the Shareholders, jointly and severally, shall indemnify and hold harmless Buyer, its successors and assigns, at all times after the Closing Date, against and in respect of:

          (i) Liabilities of Seller. Other than liabilities expressly assumed by Buyer as provided in Section 1.4 of this Agreement, all liabilities and obligations of Seller of any kind or nature whatsoever relating to Seller, whether accrued, absolute, fixed, contingent or otherwise, known or unknown;

          (ii) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Buyer from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of Seller under this Agreement or any Other Transaction Document to which Seller is a party or from any misrepresentation in or any omission from any certificate, schedule or other instrument furnished or to be furnished to Buyer hereunder;

          (iii) Taxes. Any tax, including any use or sales tax, for which Seller or any of Seller's officers and directors is or may be liable in respect of the conduct of the Business prior to the Closing;

          (iv) Conduct of Business. Any claim arising out of or in connection with the conduct of the Business prior to the Closing;

          (v) Bulk Sales Laws. Seller's failure to comply with any bulk sales or similar law, except to the extent such failure involves an Assumed Liability; and

          (vi) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

     (b) Several Obligations. Each of the Shareholders, severally and not jointly, shall indemnify and hold harmless Buyer, its successors and assigns, at all times after the Closing Date, against and in respect of:

          (i) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Buyer from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of such Shareholder under this Agreement or any Other Transaction Document to which such Shareholder is a party or from any misrepresentation in or any omission from any certificate, schedule or other instrument furnished or to be furnished by such Shareholder to Buyer hereunder; and

          (ii) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

     6.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and the Shareholders, at all times after the Closing Date, against and in respect of:

     (a) Assumed Liabilities. All Assumed Liabilities;

     (b) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Seller and the Shareholders from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of Buyer under this Agreement or any Other Transaction Document to which Buyer is a party or from any misrepresentation in or any omission from any certificate or other instrument furnished or to be furnished to Seller or any Shareholder hereunder; and

     (c) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

     6.3 Indemnification Procedure.

     (a) A party that may be entitled to indemnification pursuant to Section 6.1 or 6.2 (the "Indemnitee") shall promptly give written notice (a "Notice of Claim") to the party liable for such indemnification (the "Indemnitor"). A Notice of Claim shall set forth (a) a description, in reasonable detail, of the facts and circumstances with respect to the subject matter of such claim or potential claim for indemnification, and (b) the anticipated total amount of the indemnification claim (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, the Indemnitor may elect to cure the circumstances giving rise to the indemnification claim (the "Event of Loss") within thirty (30) days after the date of receipt of the Notice of Claim. If such cure cannot be effected within such 30-day period, payment of the amount of actual damage, loss, cost, expense or liability (including reasonable attorneys' fees) (collectively, "Damages") due to the Indemnitee as set forth in the Notice of Claim shall be made by Indemnitor no later than the thirtieth (30th) day after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that the Indemnitee has suffered Damages). The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

     (b) If the Indemnitor shall reject any Damages as to which a Notice of Claim is sent by the Indemnitee, the Indemnitor shall give written notice of such rejection to the Indemnitee within thirty (30) days after the date of receipt of the Notice of Claim.

     (c) If any Notice of Claim relates to any claim made against an Indemnitee by a third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice to the Indemnitee, to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate fully with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the Indemnitor shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

     6.4 Limitations on Indemnification.

     (a) Basket Amount.


          (i) The indemnification provided for in Section 6.1 shall not apply until Buyer's claims for Damages exceed $25,000 in the aggregate, whereupon claim may be made for all amounts in excess of $25,000.

          (ii) The indemnification provided for in Section 6.2 shall not apply until Seller's and the Shareholders' collective claims for indemnification exceed $25,000 in the aggregate, whereupon claim may be made for all amounts in excess of $25,000.

     (b) Indemnification Cap. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount of collective liability of Seller and the Shareholders under Section 6.1 or the liability of Buyer under
Section 6.2 (including all respective costs, expenses and attorneys' fees paid or incurred by Seller, the Shareholders or Buyer in connection therewith) exceed the Purchase Price.

     6.5 Payment of Indemnification Claims. In the event that Seller or the Shareholders are entitled to indemnification pursuant to Section 6.2, Buyer shall make payment of such indemnification claim in cash. In the event that Buyer is entitled to indemnification pursuant to Section 6.1, the payment of such indemnification by Seller or the Shareholders shall be in cash; provided, however, that Buyer may elect to satisfy any part of the indemnification obligation owed by any Shareholder by, jointly with that Shareholder, causing the Escrow Agent to return to Buyer an integral number of Escrowed Shares allocable to such Shareholder Indemnitor equal in value to the amount of the indemnification obligation that Buyer has elected to satisfy in such manner. The value of each such Escrowed Share shall be equal to the average of the closing sale prices of the Common Stock on the Nasdaq National Market during the ten
(10) trading days immediately preceding the date upon which Buyer and the Indemnitor Shareholder request that the Escrow Agent return such Escrowed Shares to Buyer.

                            7. Post-Closing Covenants

     7.1 Further Assurances; Cooperation. The parties shall, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Other Transaction Documents, including, without limitation (i) inventorying and listing of the Assets, (ii) using their best efforts to obtain any third party consents not obtained as of the Closing Date, (iii) filing of tax returns, including, without limitation, the filing of sales and use tax returns and notices as any party hereto may reasonably require, (iv) conducting, at the expense of Buyer, a financial audit of the Business in connection with the integration of the financial statements of the Business into the financial statements of the Buyer; and (iv) cooperating to facilitate the transition of Business customers and suppliers to Buyer.

     7.2 Delivery of Assets. Seller agrees that it will transfer or make available to Buyer, promptly after the receipt thereof, any property that Seller receives after the Closing Date in respect of the Assets transferred or intended to be transferred to Buyer under this Agreement.

     7.3 Books and Records. Buyer shall preserve and retain the corporate, accounting, tax, legal and other records of the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than five (5) years from the Closing Date and give reasonable access to Seller and the Shareholders, and Seller's officers, auditors, counsel, and other representatives for the purpose of preparing or defending tax returns or for other reasonable business purposes.

     7.4 Destruction of Copies of Certain Assets. After the Closing Date, Seller shall, upon the written request of Buyer, immediately destroy or erase all of Seller's copies of computer software and Business records included in the Assets and, upon Buyer's request, promptly confirm destruction of same by signing and returning to Buyer an "affidavit of destruction" acceptable to Buyer; provided, however, that Seller shall be entitled to retain a copy of those specific records, and only those specific records, that contain information that (i) is not related to the Business, (ii) is neither confidential nor privileged and
(iii) Seller has a reasonable need to retain.

     7.5 Non-Solicitation; Non-Competition.

     (a) For a period of two (2) years from the Closing Date, Seller shall not, without Buyer's prior written consent, directly or indirectly, (i) solicit the employment of any officer, senior manager or other key employee of Buyer or any subsidiary of Buyer or (ii) hire any officer, senior manager or other key employee whose employment Buyer or any subsidiary of Buyer has terminated within 90 days of such solicitation or hire; provided, however, that this Section 7.5(a) shall not prevent advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to the public or hiring of personnel responding thereto.

     (b) For a period of three (3) years from the Closing Date, Seller and the Shareholders shall not, directly or indirectly, for purposes competitive with the Business, call on, solicit, or take away for Seller or for any other person or entity, any person or entity who or that is or was a customer of Buyer or any of Buyer's subsidiaries during such three-year period, or that was a customer of Seller on the Closing Date.

     7.6 Employee Matters.

     (a) Buyer does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability under or in connection with, any Employee Benefit Plan. Without limiting the foregoing, Seller shall be liable for continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code with respect to (i) qualifying events incurred by any Business Employee who does not become an employee of Buyer on or immediately following the Closing (or covered dependents or qualified beneficiaries of such employee), and (ii) any qualifying events which occur on or before the Closing Date incurred by any Business Employee who becomes an employee of Buyer on or immediately following the Closing Date (or covered dependents or qualified beneficiaries  of such  employee).  Buyer  will in no  event be  deemed  to be a successor employer (within the meaning of Treasury Regulation Section 54.4980B-2) of Seller for purposes of applying the provisions of Section 4980B of the Code following the Closing with respect to any current or former employee of Seller.

     (b) Buyer shall, as of the Closing Date, offer employment to those Closing Date Employees listed on Schedule 7.6(b). Any such Closing Date Employee who accepts Buyer's offer of employment and who, within seven days of the Closing Date, commences employment with Buyer by reporting for work and being actively employed by Buyer for at least one day is hereinafter referred to as a "Transferred Employee." Buyer shall provide or cause to be provided to
Transferred Employees compensation and benefits that are substantially comparable, in the aggregate, to the compensation and benefits (exclusive of any such compensation and benefits consisting of or based on any equity securities) provided to them by Seller under the Employee Benefit Plans immediately prior to the Closing. Subject to the satisfaction of applicable enrollment requirements, each Transferred Employee (and his or her eligible spouse or dependents) who, as of the Closing Date, participates in Employee Benefit Plans of Seller shall, as soon as administratively feasible following such Transferred Employee's commencement of employment with Buyer, become eligible to participate in employee benefit plans maintained by Buyer for its employees.

     (c) With respect to any Transferred Employee (including any dependent thereof) who is hospitalized or is on short-term disability under any Employee Benefit Plan on or prior to the Closing Date and who remains hospitalized or on short-term disability after such date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such individual, to the extent that such claims and expenses are covered by an Employee Benefit Plan of Seller, until such time (if any) that, in the case of a Transferred Employee, such individual commences full-time employment with Buyer, and, in the case of a dependent of a Transferred Employee, such dependent's hospitalization has terminated.

     (d) Seller shall be responsible for, and Buyer does not and will not assume any liability (direct or indirect, contingent or otherwise) that may arise under or in connection with any state or local law similar to the Worker Adjustment and Retraining Notification Act, 29 U.S. Stat.ss.2010 et. seq., as a result of the transactions contemplated hereby.

                                8. Miscellaneous

     8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York).

     8.2 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Other Transaction Documents or the transactions contemplated hereby or thereby shall be brought exclusively in a New York State or United States Federal court sitting in New York County, and each of the parties hereby expressly submits to such jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     8.3 Survival. Except as otherwise expressly provided herein, the several representations, warranties, covenants, and agreements of the parties contained in this Agreement or in any Other Transaction Document shall be deemed to be material and to have been relied upon by Buyer, Seller and the Shareholders notwithstanding any investigation made by Buyer, Seller or the Shareholders, shall survive the Closing Date and shall remain operative and in full force and effect for a period of two (2) years following the Closing Date, except insofar as an indemnification claim has been asserted by any party and has not been resolved prior to the end of such two-year period; provided, however, that the representations and warranties of Seller and the Shareholders set forth in Sections 2.5, 2.6 and 2.7 shall survive for the period of the applicable statute of limitations, and the respective representations, warranties, covenants and agreements of Buyer, Seller and the Shareholders contained in Sections 2.11, 2.12, 2.13, 2.17, 2.21, 3.5, 4.4, 4.6, 6.1(a)(i), 6.1(a)(iii), 6.1(a)(iv),
6.2(a), 6.5, 7.1, 7.2 and 8.11 shall continue without any time limitation.

     8.4 Notices. Any notices authorized to be given hereunder shall be in writing and deemed given, if delivered personally or by overnight courier, on the date of delivery, if a Business Day, or if not a Business Day, on the first Business Day following delivery, or if mailed, three days after mailing by registered or certified mail, return receipt requested, and in each case, addressed, as follows:

     If to Buyer:

     Wire One Technologies, Inc.
     225 Long Avenue
     Hillside, New Jersey 07205
     Attention:  Jonathan Birkhahn, Esq.
     Facsimile:  (973) 391-9776

     and a copy to:

     Fulbright & Jaworski L.L.P.
     666 Fifth Avenue
     New York, New York  10103
     Attention:  Neil Gold, Esq.
     Facsimile:  (212) 318-3400

     If to Seller Parties:

     Advanced Acoustical Concepts, Inc.
     5701 Webster Street
     Dayton, Ohio  45414
     Attention:  Lawrence F. Miller
     Facsimile:  (937) 259-5899

     and a copy to:

     Coolidge, Wall, Womsley & Lombard
     33 West First Street
     Suite 600
     Dayton, Ohio 45402
     Attention:  Barbara Sager, Esq.
     Facsimile:  (937) 223-6705

or if delivered by facsimile, on a Business Day before 4:00 p.m. local time of addressee, on transmission confirmed electronically, or if at any other time or day on the first Business Day succeeding transmission confirmed electronically, to the facsimile numbers provided above, or to such other address or facsimile number as any party shall specify to the other, pursuant to the foregoing notice provisions. When used in this Agreement, the term "Business Day" shall mean a day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are generally closed for business.

     8.5 Entire Agreement; Amendments. This Agreement and the Other Transaction Documents (i) set forth the entire agreement of the parties respecting the subject matter hereof, (ii) supersede any prior and contemporaneous understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to such subject matter , and
(iii) may not be amended orally, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by such party.

     8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all such counterparts shall together constitute but one document.

     8.7 Headings. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only.

     8.8 Public Announcements. Neither Buyer on the one hand nor Seller or any Shareholder on the other shall make any press release or other public statement concerning the matters covered by this Agreement without the approval of the other party, except as in the opinion of counsel for the party making the release or statement is required by law or applicable regulation, and shall, in any event, to the extent practicable, permit the other party an opportunity to review any such release or statement prior to dissemination.

     8.9 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

     8.10 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Neither Seller nor the Shareholders, on the one hand, nor Buyer, on the other, may assign any obligation under this Agreement except with the prior written consent of the other party hereto.

     8.11 Expenses. Each party shall bear its own expenses incurred with respect to the preparation of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                       BUYER:

                                       WIRE ONE TECHNOLOGIES, INC.


                                       By:______________________________________
                                             Name:  Jonathan Birkhahn
                                             Title: Executive Vice President
                                                    Business Affairs and General
                                                    Counsel

                                       SELLER:

                                       ADVANCED ACOUSTICAL CONCEPTS, INC.


                                       By:______________________________________
                                             Name:
                                             Title:

                                       SHAREHOLDERS:



                                          ______________________________________
                                                   Lawrence F. Miller


                                          ______________________________________
                                                     William Othick


                                          ______________________________________
                                                       Wayne Lippy